Exhibit 1A-6.03

AGREEMENT AND PLAN OF REORGANIZATION This AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made and entered into effective as of August Q, 2022, by and among XCPCNL Business Services Corporation, a Delaware corporation (“Parent”), XRX Acquisition Corp., a Delaware corporation wholly owned by Parent (“Buyer”), and Xerxes Trading Holdings Limited Liability Company, a Delaware limited liability company (“Seller”). Parent, Buyer and Seller are the only Parties to this Agreement and are collectively referred to herein as the “Parties,” each a “Party.” RECITALS A. Seller’s sole member has adopted a plan of liquidation and dissolution (the “Seller’s Plan of Liquidation and Dissolution”), which contemplates the Wind-up of Seller’s business affairs, liquidation or other disposition of its assets, satisfaction or other disposition of its liabilities, dissolution of Seller as a business entity and, upon such dissolution, transfer of Seller’s remaining assets to its members. B. Buyer desires to purchase from Seller and Seller desires to sell to Buyer, in a transaction qualifying as a Tax-free sale of assets-for-stock reorganization of Seller under Internal Revenue Code (the “Code”) Section 368(a)( l )(C) and Section 368(a)(2)(D), substantially all of Seller’s assets relating to, required for, used in or otherwise constituting Seller’s Business (as deﬁned below) in exchange for the assumption of certain liabilities relating to the Business and the issuance of shares of Buyer’s Series A Preferred Stock as provided for herein. C. The respective Boards of Directors of each of Parent and Buyer, on the one hand, and the members of Seller, on the other hand, have determined that this Agreement and the transactions contemplated hereby are in furtherance of and consistent with their respective business strategies and in the best interests of their respective equity owners. AGREEMENT NOW, THEREFORE, in consideration of the foregoing Recitals, each of which is incorporated in this Agreement as an essential term hereof, and the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: 1. Purchase of Assets and Assumption of Certain Liabilities. A. Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement and except for the Excluded Assets as deﬁned in Section 1.2, Seller agrees to transfer, convey, assign and deliver to Buyer on the Closing Date (as deﬁned in Section 2.3 below), and Buyer agrees to buy from Seller, free and clear of all encumbrances, all of Seller’s right, title and interest in and to all of the following assets wherever situated as of the Closing Date (collectively, the “Acquired Assets”) relating to Seller’s current business operations (the “Business”): 1. Fixed Assets. All ﬁxed assets owned by Seller that are used in the Business, including, without limitation, all machinery and equipment, tooling, molds, dies, instruments, furniture, trade ﬁxtures, ofﬁce equipment, automobiles, trucks and other vehicles, video guides, circuit boards, the supplies and tools used to repair such equipment, and goods and other tangible personal property of Seller, including any and all AGREEMENT AND PLAN OF REORGANIZATION l PAGE l policy manuals relating to such equipment, all personalty, and all records pertaining thereto (collectively, the “Fixed Assets”). 2. Assumed Contracts. All assignable rights Seller may have under any and all agreements, contracts, licenses and leases and pending orders pertaining to the Business that Buyer is to assume (“Assumed Contracts”). 3. Deposits. Seller shall retain all of Seller’s deposits including, without limitation, any lease deposits. 4. Inventory. All inventory (the “Inventory”) used in the Business. 5. Marketing and Reference Materials. Any and all marketing and reference materials utilized in the Business, including, without limitation, any and all product literature and/or brochures, marketing “leads”, telephone numbers and similar assets utilized by Seller in the conduct of the Business. 6. Goodwill and Trade Names. The Business and associated goodwill of Seller related to the Business as a going concem and all rights of Seller to use the name “Xerxes Trading Holdings.” 7. Intellectual Property. All rights under any patent application, patent, trademark, service mark, trade dress, trade name or copyright, whether registered or unregistered, internet domain name, including social media accounts, and any applications therefor; and all technologies, methods, schematics, drawings, formulations, data bases, trade secrets, know-how, inventions and other intellectual property used in the Business or under development; and all computer software (including documentation and related object and source codes) (collectively, the “Intellectual Property”). 8. Other Assets. Any and all other assets and properties of Seller of every kind, character and description, whether tangible, intangible, real, personal or mixed, and wherever located or by whomever possessed related to the Business, including, without limitation, spare parts, supplies on hand, all ﬁnancial accounting and business related books and records pertaining to the Business, or any of the Acquired Assets (provided that Seller and Seller’s accountant shall be permitted to retain copies of all records of Seller), existing advertising, technical manuals, any and all policy and/or procedure manuals relating to the Business, all rights under express or implied warranties relating to the Acquired Assets, and all information and records (including, without limitation, personnel records to the extent not prohibited by law), whether reduced to physical form or otherwise, acquired for, used in, or in any way primarily related to the Business. B. Excluded Assets. Buyer shall not assume or be liable for, and Seller shall retain, discharge and perfonn, any and all liabilities and obligations of Seller attributable to the Business or the Acquired Assets, including, without limitation, the following (collectively, the “Excluded Liabilities”): 1. Any liability, expense or cost relating to claims against Seller that are attributable to the Business for personal injury or property damage arising from or relating to, in Whole or in part, any event occurring prior to Closing; 2. Any liability or obligation of Seller arising from or relating to services provided, goods produced, sold or distributed by Seller prior to Closing; AGREEMENT AND PLAN OF REORGANIZATION l PAGE 2 3. Any liability or obligation of Seller for loans or other debts of Seller; 4. Any liability or obligation of Seller in relation to any real estate owned or operated by Seller; 5. Any liability or obligation of Seller under any equipment, automobile or other vehicle lease or in relation to any equipment or automobile or other vehicle owned or operated by Seller; 6. Any liability or obligation of Seller to any employee, distributor, representative or agent of Seller for compensation or other beneﬁts earned or accrued prior to Closing; 7. Any liability or obligation of Seller to any party afﬁliated with Seller; 8. Any obligation of Seller for Taxes (as hereinafter deﬁned) (including interest and penalties) imposed by any state, federal or other entity arising from, on, or out of the ownership, use or operation of the Acquired Assets prior to Closing, or arising from, on, or out of the sale or conveyance by Seller of the Acquired Assets pursuant to this Agreement; 9. Any obligation of Seller for expenses incurred in connection with the sale or conveyance of the Acquired Assets pursuant to this Agreement, including, without limitation, the fees and expenses of attorneys, accountants, brokers and other advisors and agents; 10. Any other liability, contract, commitment or obligation (whether known or unknown, ﬁxed or contingent, liquidated or unliquidated, now existing or hereafter arising), arising out of or relating to the ownership, use or operation of the Acquired Assets prior to Closing; and 11. Any liability or obligation of Seller arising under this Agreement. C. Limited Assumption of Seller Liabilities; Excluded Liabilities. Notwithstanding anything herein to the contrary, Buyer shall assume and be liable for the liabilities (each an “Assumed Liability”) listed on Schedule 1.C attached hereto and made a part hereof. Buyer responsible to obtain any and all required consents or assignments of each Assumed Liability. Seller shall cooperate with Buyer in obtaining any consents required in connection with any of the Assumed Liabilities. D. Instruments of Transfer. The sale, assignment, transfer, conveyance and delivery of the Acquired Assets shall be made by such bills of sale, patent and trademark assignment documentation and other recordable instruments of assignment, transfer and conveyance as Buyer shall reasonably request. E. Sales and Other Taxes. Seller shall be responsible for, and shall pay or cause to be paid, any and all sales, use, documentary, recording and similar transfer Taxes attributable to the purchase of the Acquired Assets contemplated by this Agreement. Buyer shall cooperate with Seller to the extent reasonably requested to minimize such Taxes. AGREEMENT AND PLAN OF REORGANIZATION l PAGE 3 2. Purchase Price and the Closing. A. Purchase Price. As consideration for the Acquired Assets, on the Closing Date, Parent shall issue to Seller 500 shares of Parent’s Series A Preferred Stock (the “Closing Shares”). B. The Closing. The transactions contemplated by this Agreement shall be consummated (the “Closing”) at the ofﬁces of Parent on or before August 31, 2022, or at such other time or place as the Parties shall mutually agree (the “Closing Date”). The Closing shall be effective at 12:01 a.m. on the Closing Date. 1. Actions at the Closing. At the Closing: a. Parent shall deliver to Seller one or more stock certiﬁcates, as directed by Seller, representing (in the aggregate) the Closing Shares; b. Seller shall execute and deliver to Buyer the Bill of Sale and Assignment of Acquired Assets (Exhibit 2.B. l .b) and all other bills of sale, endorsements, assignments and other instruments as Buyer shall reasonably request or as necessary or appropriate to sell, convey, assign, transfer and deliver to Buyer good title, free and clear of all liens or encumbrances to all the Acquired Assets and to evidence the due execution, delivery and perfonnance of the Agreement and satisfaction of the conditions to the obligations of Buyer under this Agreement (collectively, the “Collateral Agreements”); c. Each of Buyer and Seller shall deliver such documents and instruments as reasonably requested and required by the other Party as is customary for a transaction of this kind and type in order to properly effect the transactions contemplated hereby. C. Purchase Price Allocation. Promptly following the Closing, Buyer shall prepare a mutually agreed allocation of the purchase price in accordance with Section 1060 of the Code. Buyer shall consult with Seller on same before ﬁnalizing such allocation. Each of the Parties agrees to report this transaction for state, federal and other Tax purposes in accordance with this ﬁnal allocation of the purchase price and not to ﬁle any Tax Retum or report or otherwise take a position with federal, state or other tax authorities which is inconsistent with such allocation. 3. Representations and Warranties Regarding Seller, Business and Acquired Assets. Seller represents and warrants to Buyer as follows as of the date of this Agreement and the Closing Date: A. Good Standing and Authority. 1. Seller is a corporation organized, existing and in good standing under the laws of the State of Delaware and is in good standing and qualiﬁed to do business as a foreign corporation in the states where its operations require it to be so qualiﬁed. 2. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. At the Closing, the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement shall have been duly authorized by all requisite corporate action of Seller, including, but not limited to, approval of the transaction by the members of Seller. This Agreement has been duly executed and delivered by and shall constitute the valid and binding obligations of Seller enforceable in accordance with its terms, subject to and limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Applicable Laws and equitable principles relating to or affecting creditor’s rights. AGREEMENT AND PLAN OF REORGANIZATION l PAGE 4 B. Title to and Condition and Sufficiency of Acquired Assets. Seller has good and marketable title to all of the Acquired Assets, all of the Acquired Assets are free and clear of restrictions on or conditions to transfer or assignment, and, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer title to the Acquired Assets, free and clear of any mortgages, liens, pledges, encumbrances, claims, conditions and restrictions, of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise. C. Non-contravention. Neither the execution or the delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, shall ( l ) violate any Applicable Law, Injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Body to which Seller or the Acquired Assets is subject or any provision of the articles of incorporation or bylaws of Seller, or (2) conﬂict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, lien, security interest or other arrangement to which Seller is a party or by which Seller is bound or to which any of the Acquired Assets is subject (or result in the imposition of any security interest upon any of its assets) except where such violation, conﬂict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or security interest would not have a Material Adverse Effect on the Acquired Assets or on the ability of Seller to consummate the transactions contemplated by this Agreement. Seller does not need to give any notice to, make any ﬁling with, or obtain any authorization, consent or approval of any Govemmental Body in order for the Parties to consummate the transactions contemplated by this Agreement. D. Compliance with Applicable Law; Litigation. Seller is in compliance with all Applicable Laws the violation of which would have a Material Adverse Effect on the Acquired Assets or on the ability of Seller to consummate the transactions contemplated by this Agreement. There is no action, suit, Proceeding or, to the Knowledge of Seller, investigation in progress or pending before any Governmental Body, and there is no threat thereof against or relating to Seller or its properties, assets or Business, nor, to the Knowledge of Seller, is there any basis for any such claim, suit or other Proceeding which might have a Material Adverse Effect on the Acquired Assets. There is no suit, action or other Proceeding, or to the Knowledge of Seller any investigation, commenced, pending or threatened against or affecting Seller in or before any Governmental Body, in which it is sought to restrain, prohibit or otherwise adversely affect the ability of Seller to perform any or all of the obligations required of it under this Agreement or the consummation of the transactions contemplated by this Agreement. E. Tax Matters. To the extent relevant to the Acquired Assets or the Business, Seller has prepared and timely ﬁled all required federal, state, local and foreign returns, estimates, information statements and reports relating to any and all Taxes concerning or attributable to Seller, the Acquired Assets or the operations of the Business and such Returns are true and correct and have been completed in accordance with Applicable Law. F. Books and Records. The books and records of Seller related to the Business and the Acquired Assets are accurate in all material respects, have been materially maintained in accordance with Applicable Laws and with generally accepted practices and standards in the jurisdiction(s) in which Seller operates, are in Seller’s possession or under its control. G. Indebtedness; Guarantees. Seller has no indebtedness for money borrowed or for the deferred purchase price of property or services, capital lease obligations, conditional sale or other title retention agreements relating to the Acquired Assets or the Business. Seller is not a guarantor or otherwise liable for any liability or obligation of any Person. H. Insolvency. No insolvency Proceedings of any character, including bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Business or any of the Acquired Assets are pending or are threatened, and Seller has not made any assignment for the beneﬁt of AGREEMENT AND PLAN OF REORGANIZATION l PAGE 5 creditors, or taken any other action which would constitute the basis for the institution of such insolvency Proceedings. I. Absence of Undisclosed Liabilities. Seller has no material liabilities, contingent or otherwise. J. Certain Business Practices. Neither Seller nor any of its directors, ofﬁcers, agents or Employees has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic govemment officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (m) made any other unlawful payment. K. Information Supplied. None of the information supplied or to be supplied by Seller contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading to shareholders of Seller with respect to the transactions contemplated by this Agreement. 4. Representations and Warranties of Parent and Buyer. Parent and Buyer represents and warrants to Seller as follows: A. Organization. Each of Parent and Buyer is a corporation organized, existing and in good standing under the laws of the State of Delaware and each is in good standing and qualiﬁed to do business as a foreign corporation where there operations so require. B. Authority. Each of Parent and Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of each of Parent and Buyer. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation, enforceable in accordance with its terms, of each of Parent and Buyer. C. Capitalization of Parent. The authorized capital stock of Parent consists of 1,000,000,000 shares of Parent common stock, $.01 par value per share, 100,000 shares of Parent Series A Preferred Stock, $.01 par value per share, and 100,000 shares of Parent Series B Preferred Stock, $.01 par value per share. As of the date hereof, 208,322,791 shares of Parent common stock, 4,875 shares of Parent Series A Preferred Stock and 1,000 shares of Parent Series B Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable. No shares of capital stock of Parent are held in the treasury of Parent or by subsidiaries of Parent. Each of the outstanding shares of capital stock of each of Parent’s corporate subsidiaries is duly authorized, validly issued, fully paid and non-assessable and such shares owned by Parent are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on Parent’s voting rights, charges or other encumbrances of any nature whatsoever. D. Authorization. At or prior to the Closing, any and all additional corporate action on the part of each of Parent and Buyer, its respective officers, directors and equity owners necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, and for the authorization, issuance and delivery of the Parent Common Stock to Buyer, shall be, or shall have been, taken. AGREEMENT AND PLAN OF REORGANIZATION 1 PAGE 6 E. Compliance with Law. Each of Parent and Buyer is in compliance with all Applicable Laws, and has not violated any Applicable Laws, to the extent any such violation might have a Material Adverse Effect upon Buyer. Each of Parent and Buyer has all licenses, permits, certiﬁcates and authority from Governmental Bodies which are necessary for the conduct of its business, which the failure to obtain would have a Material Adverse Effect upon Parent and Buyer. F. Governmental Consents. No consents, approvals, orders, authorizations, registrations, qualiﬁcations, designations, declarations or ﬁlings with any Governmental Body, stock exchange or Nasdaq are required on the part of Parent or Buyer in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein. G. Litigation. As of the date of this Agreement, to Parent’s and Buyer’s Knowledge, there are no pending actions, suits, Proceedings, investigations or claims against Parent or Buyer which would have a Material Adverse Effect on Parent or Buyer or their respective businesses. H. Disclosure. Parent and Buyer have furnished or made available to Seller true and complete copies of each statement, report, schedule, registration statement and deﬁnitive proxy or information statement ﬁled by Buyer with OTC Markets and the SEC since December 31, 2020 (the “Parent Documents”), which are all the documents that Buyer was required to ﬁle with OTC Markets and the SEC since such date. None of the Parent Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. 5. Additional Agreements. A. Operation of Business by Seller. Between the date of this Agreement and the Closing Date, unless otherwise agreed in writing by Buyer, Seller shall conduct the Business in the ordinary course of business consistent with past practice. B. Conduct Prior to Closing. Except as otherwise expressly permitted by this Agreement, excluding all transactions entered into and services provided in the Ordinary Course of Business, Seller shall not, without the prior written consent of Buyer, take any action to impair, encumber, create a lien against or otherwise adversely affect the Business or the Acquired Assets; sell or otherwise transfer or dispose of any of the Acquired Assets to any Third Party; enter into any contract relating to any of the Acquired Assets. C. Public Disclosure. Subject to the public disclosure obligations of Parent under Applicable Laws, other than with the other Party’s written consent, no Party shall issue any statement or communication to any Third Party regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if this Agreement is terminated and the reasons therefor. D. Actions and Omissions for “C” Reorganization. Parent and Buyer shall not take or omit to take any action which does or could have the effect of disqualifying the transactions contemplated by this Agreement for the favorable Tax treatment and result desired under Code Section 368(a)(l)(C) and Section 368(a)(2)(D) and the regulations thereunder. E. Board of Directors of Parent. Upon the Closing, Micah Brown shall be elected as a director of Parent, to serve until the earlier of his removal or resignation. AGREEMENT AND PLAN OF REORGANIZATION l PAGE 7 F. Board of Directors of Buyer. Upon the Closing, Timothy Matthews and Micah Brown shall be elected as directors of Buyer, to serve until their earlier removal or resignation. 6. Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at the Closing of each of the following conditions: A. Approvals. Seller’s members shall have approved Seller’s Plan of Liquidation and Dissolution and this Agreement and the transactions contemplated by this Agreement. B. Representations, Warranties and Covenants. The representations and warranties of Buyer in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date. C. No Litigation. No action, suit, or Proceeding shall be pending or threatened before any government entity, domestic or foreign, to restrain or prohibit, or to obtain speciﬁc damages in respect of this Agreement or the consummation of the transactions contemplated hereby and which may have a Material Adverse Effect on the Acquired Assets or the Business. D. Deliveries. Parent and Buyer shall have delivered to Seller executed copies of this Agreement and evidence of ownership of 500 shares of Parent Series A Preferred Stock in the name of Seller. E. Closing of Parallel Agreement. That certain Agreement and Plan of Reorganization of even date herewith among Parent, ARM Acquisition Corp. and Advanced Research Machines Limited Liability Company shall have closed simultaneously with this Agreement. 7. Conditions Precedent to Obligations of Parent and Buyer. The obligations of Parent and Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at the Closing of each of the following conditions: A. Representations, Warranties and Covenants. The representations and warranties of Seller in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date and Seller shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date. B. Deliveries. Seller shall have delivered to Parent and Buyer executed copies of this Agreement, delivered, transferred, assigned or licensed to Buyer (as the case may be)

all of the Acquired Assets. C. No Material Adverse Effect. There shall not have occurred any event or exist any circumstance or condition of any character (including, without limitation, any bankruptcy or equivalent Proceeding involving Seller or any other Proceeding challenging, threatening, or seeking to enjoin this Agreement or any of the transactions contemplated hereunder) that has had or could reasonably be expected to have a Material Adverse Effect on the Business or Acquired Assets since the date of this Agreement. D. Closing of Parallel Agreement. That certain Agreement and Plan of Reorganization of even date herewith among Parent, ARM Acquisition Corp. and Advanced Research Machines Limited Liability Company shall have closed simultaneously with this Agreement. AGREEMENT AND PLAN OF REORGANIZATION l PAGE 8 8. Survival of Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall terminate one (1) year after the Closing Date. The representations and warranties of Parent and Buyer contained in this Agreement shall terminate one (1) year after the Closing Date. 9. Termination, Amendment and Waiver. A. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing: by the written agreement of the Parties; by either Buyer or Seller, if the Closing has not occurred by August 31, 2022; by Buyer, if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller; by Seller, if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent and Buyer; by Buyer, if there shall have occurred any event or there shall exist any condition or circumstance of any character with respect to Seller that has had a Material Adverse Effect; by Seller, if there shall have occurred any event or there shall exist any condition or circumstance of any character with respect to Buyer that has had or is reasonably likely to have a Material Adverse Effect; or by Buyer or Seller if a court of competent jurisdiction or other Govemmental Body shall have issued a ﬁnal and non-appealable order, decree, judgment, Injunction or similar ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement. B. Effect of Termination. In the event of termination of this Agreement as provided herein, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party hereto or its afﬁliates, ofﬁcers, directors, stockholders, shareholders or members, as the case may be. 10. General Provisions. A. Notices. All notices or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed duly given (2) upon receipt delivered personally to the recipient, or (2) one (1) business day after being sent to the recipient by overnight delivery via a national commercial delivery service (charges prepaid), or (3) upon receipt after being mailed by certiﬁed or registered mail (postage prepaid and return receipt requested), or (4) one (1) business day after being sent to the recipient by facsimile (with acknowledgment of complete transmission) to the Parties at the following addresses (or at such other address for a Party as shall be speciﬁed by like notice). No facsimile transmission shall be effective as aforesaid absent such notice being sent by one of the other aforementioned methods in clauses (i)-(m) immediately above. A Party may subsequently change the address and addressee of any notice by giving a notice in the manner described. If to Parent: XCPCNL Business Services Corporation Attention: Timothy Matthews 4125 Clemmons Road Suite 289 Clemmons, North Carolina 27012 If to Buyer: XRX Acquisition Corp. Attention: Timothy Matthews 4125 Clemmons Road Suite 289 Clemmons, North Carolina 27012 AGREEMENT AND PLAN OF REORGANIZATION 1 PAGE 9 If to Seller: Xerxes Trading Holdings Limited Liability Company Attention: Micah Brown 685 lst Avenue New York, New York 10016 B. Expenses. Parent, Buyer and Seller shall each bear their own respective expenses incurred in connection with the preparation and negotiation of this Agreement, including, without limitation, all legal, accounting, ﬁnancial advisory, consulting and all other fees and expenses of Third Parties involving the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby. C. Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties referenced in this Agreement constitute the entire agreement among the Parties with respect to its subject matter and supersede, merge and void all prior agreements and understandings both written and oral, among the Parties with respect to such subject matter. D. Severability. If any provision of this Agreement or the application of such provision, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as to effect the intent of the Parties to the maximum extent possible. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. E. Other Remedies. Except as set forth in and limited by the terms of this Agreement, any and all remedies in this Agreement expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy under this Agreement. No Party or other beneﬁciary of this Agreement shall have or exercise any remedies that are not speciﬁcally granted or authorized pursuant to this Agreement. F. Governing Law. This Agreement shall be govemed by and construed in accordance with the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conﬂicts of laws thereof. G. Third Party Beneﬁciaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties to this Agreement and their respective successors and permitted assigns. H. Equitable Remedies. The Parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement is or are not performed in accordance with their speciﬁc terms or are otherwise breached, and any Party shall be entitled to seek an Injunction or Injunctions to prevent breaches of this Agreement and to seek speciﬁc performance to enforce the tenns and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled under this Agreement. I. Counterparts and Facsimile/Electronic Signature. This Agreement may be executed in one or more facsimiles, counterparts or electronic signature counterparts of any form, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts, facsimiles or electronic signatures have been executed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart, facsimile or form of electronic signature. AGREEMENT AND PLAN OF REORGANIZATION | PAGE 10 J. Successors and Assigns. This Agreement shall be binding upon and inure to the beneﬁt of the Parties and their respective successors and permitted assigns, except nothing in this Agreement is to be construed as an authorization or right of any Party to assign its rights and delegate its duties under this Agreement without the prior Written consent of the other Parties hereto. K. Waiver. The terms, conditions, warranties, representations and indemnities contained in this Agreement, including the documents, instruments and agreements executed and delivered by the Parties pursuant hereto, may be waived only by a Written instrument executed by the Party waiving compliance. Any such Waiver shall only be effective in the speciﬁc instance and for the speciﬁc purpose for which it was given, unless it so provides otherwise by its terms, and shall not be deemed a waiver of any other provision hereof or of the same breach or default upon any recurrence thereof. A Party’s failure to exercise or delay the exercise of any right hereunder shall not operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. L. Headings. The headings of the articles, sections and subsections of this Agreement are 03Ex6.03 Exintended for the convenience of the Parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof. The tenns “this Agreement,” “hereof,” “herein,” “hereunder,” “hereto” and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or other portion hereof. M. Amendments. No purported amendment or modiﬁcation of any provision of this Agreement or any of the documents, instruments or agreements to be executed by the Parties pursuant hereto shall be effective unless in a writing speciﬁcally referring to this Agreement and signed by all of the Parties hereto. [ SIGNATURE PAGE FOLLOWS ] AGREEMENT AND PLAN OF REORGANIZATION | PAGE l l IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date ﬁrst above written. PARENT: XCPCNL BUSINESS SERVICES CORPORATION By: /s/ Timothy Matthews Timothy Matthews CEO BUYER: XRX ACQUISITION CORP. By: /s/ Timothy Matthews Timothy Matthews Incorporator SELLER: XERXES TILADING HOLDINGS LIMITED LIABILITY COMPANY By: [§[ Mgah Bmmm Namgj Micha Brown Title: CEO AGREEMENT AND PLAN OF REORGANIZATION | PAGE 12